UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2022

SABRE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36422	20-8647322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Sabre Drive, Southlake, TX	76092
(Address of Principal Executive Offices)	(Zip Code)

(682) 605-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2022, Sabre GLBL Inc. (the “Borrower”), a wholly-owned subsidiary of Sabre Corporation (“Sabre,” the “Corporation,” “we,” “us,” or “our”), Sabre Holdings Corporation (“Holdings”) and the several guarantors thereunder entered into the Term Loan Refinancing Amendment (as defined below), dated March 9, 2022, amending the Borrower’s senior secured credit facilities. The Term Loan Refinancing Amendment was entered into pursuant to that certain Amended and Restated Credit Agreement, dated as of February 19, 2013 (as further amended on September 30, 2013, February 20, 2014, July 18, 2016, February 22, 2017, August 23, 2017, March 2, 2018, August 27, 2020, December 17, 2020 and July 12, 2021, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, the other parties thereto and Bank of America, N.A. (“BofA”), as administrative agent (in such capacity the “Administrative Agent”).

The First Term Loan B Extension Amendment and Eighth Term Loan B Refinancing Amendment to the Credit Agreement among the Borrower, Holdings, each of the other Loan Parties (as defined in the Credit Agreement) party thereto and the Administrative Agent, BofA, as the 2022 Other Term B Lender (as defined therein) (the “Term Loan Refinancing Amendment”) provides a dollar-denominated term loan “B” in an aggregate principal amount of $625,000,000 (the “2022 Other Term B Loans”), maturing on June 30, 2028, and amends certain provisions of the Credit Agreement. Pursuant to the Term Loan Refinancing Amendment, the interest rates on the 2022 Other Term B Loans will be based on Term SOFR (as defined below). The interest rates for the 2022 Other Term B Loans are calculated in accordance with the Term Loan Refinancing Amendment, with the applicable interest rate margins being 4.25% per annum for SOFR-based loans and 3.25% per annum for base rate loans, with a floor of 0.50% for the SOFR-based loans, and 1.50% for the base rate loans, respectively. The refinancing included the application of the proceeds of the 2022 Other Term B Loans, with the effect of extending the maturity of approximately $623 million of the existing Term Loan B credit facility incurred prior to March 9, 2022 under the Credit Agreement.

The foregoing description of the Term Loan Refinancing Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Term Loan Refinancing Amendment, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

As used above the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa; capitalized terms used without definition shall have the meaning ascribed to such terms in the Credit Agreement):

“CME” means CME Group Benchmark Administration Limited.

“Interest Period” means, (1) in the case of Loans other than the 2022 Term B Loans, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent agreed to by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, in each case, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such Eurocurrency Rate Loan is a part; and

(2) in the case of the 2022 Term B Loans, means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the 2022 Term B Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date for the Class of Loans of which such Term SOFR Loan is a part.

“SOFR” means, with respect to the 2022 Term B Loans, the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means, with respect to the 2022 Term B Loans, 0.10% (10.0 basis points) for any Interest Period.

“Term SOFR” means, with respect to the 2022 Term B Loans:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.50%, the Term SOFR shall be deemed 0.50% for purposes herein.

“Term SOFR Loan” means, with respect to the 2022 Term B Loans, a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“U.S. Government Securities Business Day” means any Business Day, except any business day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

Press Release

On March 9, 2021, Sabre issued a press release announcing the Borrower’s entry into the Term Loan Refinancing Amendment. A copy of this press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits

10.1	First Term Loan B Extension Amendment and Eighth Term Loan B Refinancing Amendment to Amended and Restated Credit Agreement, dated March 9, 2022, among Sabre GLBL Inc., as Borrower, Sabre Holdings Corporation, as Holdings, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent and Bank of America, N.A., as the 2022 Other Term B Lender.

99.1	Press release issued by Sabre Corporation on March 9, 2022.

104	Cover Page Interactive Data File – formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

By:	/s/ Douglas E. Barnett
Douglas E. Barnett
Executive Vice President and Chief Financial Officer

Dated: March 14, 2022

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